Exhibit 99.1

Covidien Reports Third-Quarter 2010 Results

•	Net sales up 2%; Medical Devices sales up 6%

•	Diluted GAAP earnings per share from continuing operations were $0.70; excluding specified items, adjusted diluted earnings per share from continuing operations were $0.85, up 15%

DUBLIN, Ireland – July 29, 2010 – Covidien plc (NYSE: COV) today reported results for the third quarter of fiscal 2010 (April - June 2010). Third-quarter net sales of $2.56 billion increased 2% from the $2.52 billion reported a year ago, with foreign exchange rate movement having no impact on the quarterly sales growth rate.

Third-quarter 2010 gross margin of 55.6% rose 1.2 percentage points from the 54.4% of the prior-year period. This improvement reflected positive mix in the Medical Devices segment, benefits from our restructuring program and favorable foreign exchange.

Selling, general and administrative expenses for the third quarter of 2010 were slightly higher than those of the comparable quarter of the year before. Research and Development (R&D) expense in the third quarter represented 4.3% of net sales, versus 5.2% of sales in the year ago period. Third-quarter 2009 R&D expense included $30 million in licensing fees related to two transactions in the Pharmaceuticals segment.

In the third quarter of 2010, the Company reported operating income of $539 million, versus $441 million in the same period the year before. Third-quarter 2010 adjusted operating income, excluding the specified items shown on the attached quarterly Non-GAAP reconciliations table, was $569 million, compared with $535 million in the previous year. Third-quarter 2010 adjusted operating income, excluding the specified items, represented 22.2% of sales, versus 21.3% a year ago.

The third-quarter 2010 effective tax rate was 31.3%, versus 33.9% in the third quarter of 2009. The third-quarter 2010 adjusted tax rate, excluding specified items, was 20.5% versus 25.6% in the prior year.

Diluted GAAP earnings per share from continuing operations were $0.70 in the third quarter of 2010, versus $0.54 per share in the comparable quarter last year. Third-quarter adjusted diluted earnings per share, excluding specified items, were $0.85, versus $0.74 a year ago, a 15% advance.

For the first nine months of 2010, net sales of $7.76 billion were 1% above the $7.67 billion in the comparable period of the prior year, with favorable foreign exchange increasing the sales growth rate by approximately 3 percentage points. On an adjusted basis, excluding sales of oxycodone hydrochloride extended-release tablets (Oxy ER) from the 2009 base, net sales were 6% higher than those of the prior year. Favorable foreign exchange increased the sales growth rate by approximately 3 percentage points.

The Company reported operating income of $1.62 billion in the first nine months of 2010, versus $1.50 billion in the comparable period a year earlier. Nine-month 2010 adjusted operating income, excluding the specified items shown on the attached nine-month Non-GAAP reconciliations table, was $1.71 billion, versus $1.50 billion in the previous year, a gain of 14%. Nine-month 2010 adjusted operating income, excluding the specified items and Oxy ER, represented 22.1% of sales, versus 20.5% the year before.

The effective tax rate was 24.0% for the first nine months of 2010. Excluding the specified items, the adjusted tax rate for this period was 20.8%.

For the first nine months of 2010, diluted GAAP earnings per share from continuing operations were $2.33, versus $1.62 for the first nine months of 2009. Excluding the specified items and Oxy ER, adjusted diluted earnings per share from continuing operations were $2.54, versus $2.07 a year ago, a 23% increase.

“We again delivered significant improvement in our quarterly gross and operating margins, while making the incremental investments needed to accelerate our growth. We are pleased with this continued upward trend in margin improvement,” said Richard J. Meelia, Chairman, President and CEO. “Although top-line performance, particularly in Pharmaceuticals, did not meet our expectations, our largest business segment, Medical Devices, posted another good quarter, led by strong growth for Oximetry & Monitoring, Vascular and Energy products.

“Since the quarter ended, we have completed two significant acquisitions, ev3 and Somanetics. Both are excellent additions to our product portfolio and we are now integrating them into our operations. During the quarter, we launched two major Pharmaceutical products, PENNSAID® and EXALGO™, both of which are doing well in the marketplace. By the end of the fiscal year, we expect to complete the next step in reshaping our portfolio by concluding the sale of the Specialty Chemicals business. We remain confident that we have the portfolio, products and programs required to deliver strong operational results, aided by our substantial cash flow,” Mr. Meelia said.

BUSINESS SEGMENT RESULTS

Medical Devices sales of $1.63 billion in the third quarter were 6% above the $1.54 billion in the comparable quarter of last year. Operational growth was 5%, reflecting new products and increased volume. Operationally, sales in Endomechanical advanced, driven by higher sales of stapling products. In Soft Tissue Repair, sales of mesh and biosurgery products increased, though at a slower rate than in past quarters. The Energy double-digit quarterly sales gain was again due to a sharp rise in sales of vessel sealing products. Sales of capital-related hardware products also increased off the depressed base of a year ago. In the Oximetry & Monitoring product line, sales gains were aided by the Aspect acquisition. In Airway & Ventilation, sales were below those of a year ago, primarily due to lower sales of sleep products following the divestiture of the diagnostics product line. Vascular sales climbed at a strong double-digit pace, due to the addition of VNUS and Bacchus products and higher sales of compression products.

For the first nine months, Medical Devices sales rose 11% to $4.94 billion from $4.43 billion in the comparable period of the prior year. Favorable foreign exchange contributed approximately 4 percentage points to the increase.

Pharmaceuticals sales of $507 million in the third quarter were down 6% from last year’s third-quarter sales of $539 million. Sales of Specialty Pharmaceuticals were below those of the prior year, as new products did not offset lower sales of existing products. Generic products posted sharply decreased sales versus last year, primarily due to increased competitive activity, which is driving lower pricing, coupled with distributor inventory contraction. In branded pharmaceuticals, sales of the newly launched EXALGO and PENNSAID products more than offset a significant decline for Restoril and Tofranil, reflecting competition from generics. Operationally, quarterly sales of Active Pharmaceutical Ingredients and Contrast Products declined somewhat from those of the year before. Sales of Radiopharmaceuticals were also below those of a year ago, largely reflecting the sale of the U.S. nuclear pharmacy business during the quarter.

Sales of $1.53 billion in the first nine months decreased 21% from last year’s $1.92 billion, which included $354 million of Oxy ER sales. Excluding Oxy ER from the 2009 base, Pharmaceuticals sales declined 3% in the first nine months.

Medical Supplies third-quarter sales of $427 million were 3% below the $439 million reported in the comparable quarter of the previous year. The decrease was largely due to lower sales of SharpSafety and Nursing Care products. For the first nine months, sales of Medical Supplies, at $1.29 billion, were 2% below last year’s $1.32 billion.

In the third quarter of 2010, Covidien purchased approximately 520,000 ordinary shares under its previously announced share buyback program.

ABOUT COVIDIEN

Covidien is a leading global healthcare products company that creates innovative medical solutions for better patient outcomes and delivers value through clinical leadership and excellence. Covidien manufactures, distributes and services a diverse range of industry-leading product lines in three segments: Medical Devices, Pharmaceuticals and Medical Supplies. With 2009 revenue of $10.3 billion, Covidien has 42,000 employees worldwide in more than 60 countries, and its products are sold in over 140 countries. Please visit www.covidien.com to learn more about our business.

CONTACTS

Eric Kraus	Coleman Lannum, CFA
Senior Vice President	Vice President
Corporate Communications	Investor Relations
508-261-8305	508-452-4343
eric.kraus@covidien.com	cole.lannum@covidien.com

Bruce Farmer	Brian Nameth
Vice President	Director
Public Relations	Investor Relations
508-452-4372	508-452-4363
bruce.farmer@covidien.com	brian.nameth@covidien.com

CONFERENCE CALL AND WEBCAST

The Company will hold a conference call for investors today, beginning at 8:30 a.m. ET. This call can be accessed three ways:

•	At Covidien’s website: http://investor.covidien.com

•

By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the U.S. is 866-314-5050. For participants outside the U.S., the dial-in number is 617-213-8051. The access code for all callers is 97301774.

•

Through an audio replay: A replay of the conference call will be available beginning at 11:30 a.m. on July 29, 2010, and ending at 5:00 p.m. on August 5, 2010. The dial-in number for U.S. participants is 888-286-8010. For participants outside the U.S., the replay dial-in number is 617-801-6888. The replay access code for all callers is 62391007.

NON-GAAP FINANCIAL MEASURES

This press release contains financial measures, including operational growth, adjusted net sales, adjusted operating income, adjusted earnings per share and adjusted operating margin, which are considered “non-GAAP” financial measures under applicable Securities & Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others.

The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of Covidien’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Covidien’s business.

Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

The Company excludes the one-time impact of Oxy ER from its fiscal 2009 net sales to give investors a better perspective on its base business operations. Sales of Oxy ER in 2009 were $354 million. Given the substantial but finite nature of Oxy ER sales, the Company believes that excluding the impact provides investors with a better understanding of its base business operations.

FORWARD-LOOKING STATEMENTS

Any statements contained in this communication that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on our management’s current beliefs and expectations, but are subject to a number of risks, uncertainties and changes in circumstances, which may cause actual results or Company actions to differ materially from what is expressed or implied by these statements. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, our ability to effectively introduce and market new products or keep pace with advances in technology, the reimbursement practices of a small number of large public and private insurers, cost-containment efforts of customers, purchasing groups, third-party payors and governmental organizations, intellectual property rights disputes, complex and costly regulation, including healthcare fraud and abuse regulations, manufacturing or supply chain problems or disruptions, rising commodity costs, recalls or safety alerts and negative publicity relating to Covidien or its products, product liability losses and other litigation liability, including legacy Tyco-related litigation, divestitures of some of our businesses or product lines, our ability to execute strategic acquisitions of, investments in or alliances with other companies and businesses, competition, risks associated with doing business outside of the United States, foreign currency exchange rates or potential environmental liabilities. These and other factors are identified and described in more detail in our filings with the SEC. We disclaim any obligation to update these forward-looking statements other than as required by law.

Covidien plc

Consolidated Statements of Income

Quarters Ended June 25, 2010 and June 26, 2009

(dollars in millions, except per share data)

	Quarter Ended June 25, 2010	Percent of Net Sales	Quarter Ended June 26, 2009	Percent of Net Sales
Net sales	$2,564	100.0%	$2,516	100.0%
Cost of goods sold	1,138	44.4	1,147	45.6

Gross profit	1,426	55.6	1,369	54.4
Selling, general and administrative expenses	753	29.4	734	29.2
Research and development expenses	109	4.3	130	5.2
Restructuring charges	25	1.0	5	0.2
In-process research and development charge	—	—	59	2.3

Operating income	539	21.0	441	17.5
Interest expense	(54)	(2.1)	(43)	(1.7)
Interest income	6	0.2	8	0.3
Other income	21	0.8	7	0.3

Income from continuing operations before income taxes	512	20.0	413	16.4
Income tax expense	160	6.2	140	5.6

Income from continuing operations	352	13.7	273	10.9
Income from discontinued operations, net of income taxes	12	0.5	8	0.3

Net income	$364	14.2	$281	11.2

Basic earnings per share:
Income from continuing operations	$0.70		$0.54
Income from discontinued operations	0.02		0.02
Net income	0.73		0.56
Diluted earnings per share:
Income from continuing operations	$0.70		$0.54
Income from discontinued operations	0.02		0.02
Net income	0.72		0.56
Weighted-average number of shares outstanding (in millions):
Basic	501		503
Diluted	504		505

Covidien plc

Non-GAAP Reconciliations

Quarters Ended June 25, 2010 and June 26, 2009

(dollars in millions, except per share data)

	Quarter Ended June 25, 2010
	Sales	Gross profit	Gross margin percent	Operating income	Operating margin percent	Income from continuing operations before income taxes	Income from continuing operations	Diluted earnings per share from continuing operations
GAAP	$2,564	$1,426	55.6%	$539	21.0%	$512	$352	$0.70
Adjustments:
Restructuring charges (1)	—	—		25		25	20	0.04
Transaction costs (2)	—	—		5		16	16	0.03
Impact of tax sharing agreement (3)	—	—		—		(16)	(16)	(0.03)
Tax matters (4)	—	—		—		—	55	0.11

As adjusted	$2,564	$1,426	55.6	$569	22.2	$537	$427	0.85

	Quarter Ended June 26, 2009
	Sales	Gross profit	Gross margin percent	Operating income	Operating margin percent	Income from continuing operations before income taxes	Income from continuing operations	Diluted earnings per share from continuing operations
GAAP	$2,516	$1,369	54.4%	$441	17.5%	$413	$273	$0.54
Adjustments:
Licensing fees (5)	—	—		30		30	19	0.04
Restructuring charges (1)	—	—		5		5	3	—
In-process research and development charge (6)	—	—		59		59	59	0.12
Impact of tax sharing agreement (3)	—	—		—		(3)	(3)	(0.01)
Tax matters (7)	—	—		—		—	24	0.05

As adjusted	$2,516	$1,369	54.4	$535	21.3	$504	$375	0.74

(1)	Primarily relates to employee severance and benefits.
(2)	Represents transaction costs associated with the acquisitions of ev3 Inc. and Somanetics Corporation, $11 million of which are included in interest expense.
(3)	Represents the non-interest portion of the impact of our tax sharing agreement with Tyco International and Tyco Electronics included in other income.
(4)	Primarily consists of adjustments to legacy income tax liabilities, a portion of which are not subject to the tax sharing agreement with Tyco International and Tyco Electronics.
(5)	Consists of research and development expenses related to up front fees and milestone payments for licensing arrangements entered into by our Pharmaceuticals segment.
(6)	Relates to the acquisition of VNUS Medical Technologies, Inc. by our Medical Devices segment.
(7)	Primarily consists of withholding tax incurred on repatriated earnings and adjustments to legacy income tax liabilities.

Covidien plc

Segment and Geographical Sales

Quarters Ended June 25, 2010 and June 26, 2009

(dollars in millions)

	Quarters Ended
	June 25, 2010	June 26, 2009	Percent change	Currency impact	Operational growth (1)
Medical Devices
United States	$685	$638	7%	—%	7%
Non-U.S.	945	900	5	1	4

	$1,630	$1,538	6	1	5
Pharmaceuticals
United States	$352	$391	(10)%	—%	(10)%
Non-U.S.	155	148	5	—	5

	$507	$539	(6)	—	(6)
Medical Supplies
United States	$376	$385	(2)%	—%	(2)%
Non-U.S.	51	54	(6)	(4)	(2)

	$427	$439	(3)	(1)	(2)
Covidien plc
United States	$1,413	$1,414	—%	—%	—%
Non-U.S.	1,151	1,102	4	—	4

	$2,564	$2,516	2	—	2

(1)

Operational growth is a non-GAAP financial measure, which measures the change in sales between periods using a constant currency exchange rate. See description of non-GAAP financial measures contained in this release.

Covidien plc

Select Product Line Sales

Quarters Ended June 25, 2010 and June 26, 2009

(dollars in millions)

	Quarters Ended
	June 25, 2010	June 26, 2009	Percent change	Currency impact	Operational growth (1)
Medical Devices
Endomechanical Instruments	$533	$512	4%	—%	4%
Soft Tissue Repair Products	209	209	—	—	—
Energy Devices	252	222	14	1	13
Oximetry & Monitoring Products	189	155	22	1	21
Airway & Ventilation Products	178	189	(6)	—	(6)
Vascular Products	175	143	22	1	21
Pharmaceuticals
Specialty Pharmaceuticals	$127	$138	(8)%	—%	(8)%
Active Pharmaceutical Ingredients	103	107	(4)	(2)	(2)
Contrast Products	150	149	1	2	(1)
Radiopharmaceuticals	127	145	(12)	—	(12)

(1)

Operational growth is a non-GAAP financial measure, which measures the change in sales between periods using a constant currency exchange rate. See description of non-GAAP financial measures contained in this release.

Covidien plc

Consolidated Statements of Income

Nine Months Ended June 25, 2010 and June 26, 2009

(dollars in millions, except per share data)

	Nine Months Ended June 25, 2010	Percent of Net Sales	Nine Months Ended June 26, 2009	Percent of Net Sales
Net sales	$7,759	100.0%	$7,673	100.0%
Cost of goods sold	3,421	44.1	3,439	44.8

Gross profit	4,338	55.9	4,234	55.2
Selling, general and administrative expenses	2,341	30.2	2,136	27.8
Research and development expenses	321	4.1	320	4.2
Restructuring charges	56	0.7	17	0.2
In-process research and development charges	—	—	79	1.0
Shareholder settlements	—	—	183	2.4

Operating income	1,620	20.9	1,499	19.5
Interest expense	(140)	(1.8)	(131)	(1.7)
Interest income	17	0.2	20	0.3
Other income	49	0.6	22	0.3

Income from continuing operations before income taxes	1,546	19.9	1,410	18.4
Income tax expense	371	4.8	592	7.7

Income from continuing operations	1,175	15.1	818	10.7
Income from discontinued operations, net of income taxes	14	0.2	33	0.4

Net income	$1,189	15.3	$851	11.1

Basic earnings per share:
Income from continuing operations	$2.35		$1.62
Income from discontinued operations	0.03		0.06
Net income	2.38		1.69
Diluted earnings per share:
Income from continuing operations	$2.33		$1.62
Income from discontinued operations	0.03		0.06
Net income	2.36		1.68
Weighted-average number of shares outstanding (in millions):
Basic	500		504
Diluted	505		506

Covidien plc

Non-GAAP Reconciliations

Nine Months Ended June 25, 2010 and June 26, 2009

(dollars in millions, except per share data)

	Nine Months Ended June 25, 2010
	Sales	Gross profit	Gross margin percent	Operating income	Operating margin percent	Income from continuing operations before income taxes	Income from continuing operations	Diluted earnings per share from continuing operations
GAAP	$7,759	$4,338	55.9%	$1,620	20.9%	$1,546	$1,175	$2.33
Adjustments:
Legal charge (1)				33		33	20	0.04
Restructuring charges (2)	—	—		56		56	41	0.08
Transaction costs (3)	—	—		5		16	16	0.03
Impact of tax sharing agreement (4)	—	—		—		(32)	(32)	(0.06)
Tax matters (5)	—	—		—		—	62	0.12

As adjusted	$7,759	$4,338	55.9	$1,714	22.1	$1,619	$1,282	2.54

	Nine Months Ended June 26, 2009
	Sales	Gross profit	Gross margin percent	Operating income	Operating margin percent	Income from continuing operations before income taxes	Income from continuing operations	Diluted earnings per share from continuing operations
GAAP	$7,673	$4,234	55.2%	$1,499	19.5%	$1,410	$818	$1.62
Adjustments:
Legal charges (1)	—	—		36		36	22	0.04
Licensing fees (6)	—	—		30		30	19	0.04
Restructuring charges (2)	—	—		17		17	9	0.02
In-process research and development charges (7)	—	—		79		79	78	0.15
Shareholder settlements (8)	—	—		183		183	183	0.36
Impact of tax sharing agreement (4)	—	—		—		(4)	(4)	(0.01)
Tax matters (9)	—	—		—		—	180	0.36

As adjusted	7,673	4,234	55.2	1,844	24.0	1,751	1,305	2.58
Impact of Oxy ER (10)	(354)	(346)	97.7	(345)	97.5	(345)	(259)	(0.51)

As adjusted, excluding impact of Oxy ER	$7,319	$3,888	53.1	$1,499	20.5	$1,406	$1,046	2.07

(1)	Represents legal charges related to anti-trust cases, which are included in selling, general and administrative expenses.
(2)	Primarily relates to employee severance benefits.
(3)	Represents transaction costs associated with the acquisitions of ev3 Inc. and Somanetics Corporation, $11 million of which are included in interest expense.
(4)	Represents the non-interest portion of the impact of our tax sharing agreement with Tyco International and Tyco Electronics included in other income.
(5)	Primarily consists of adjustments to legacy income tax liabilities, a portion of which are not subject to the tax sharing agreement with Tyco International and Tyco Electronics.
(6)	Consists of research and development expenses related to up front fees and milestone payments for licensing arrangements entered into by our Pharmaceuticals segment.
(7)	Relates to the acquisitions by our Medical Devices segment, primarily VNUS Medical Technologies, Inc.
(8)	Represents our portion of Tyco International’s legal settlements with certain shareholders and our portion of the estimated cost to settle all of the remaining securities cases outstanding.
(9)	Primarily consists of withholding tax incurred on repatriated earnings.
(10)	Represents the sales and direct costs attributable to selling oxycodone hydrochloride extended-release tablets (Oxy ER).

Covidien plc

Segment and Geographical Sales

Nine Months Ended June 25, 2010 and June 26, 2009

(dollars in millions)

	Nine Months Ended
	June 25, 2010	June 26, 2009	Percent change	Currency impact	Operational growth (1)
Medical Devices
United States	$2,035	$1,858	10%	—%	10%
Non-U.S.	2,907	2,576	13	7	6

	$4,942	$4,434	11	4	7
Pharmaceuticals
United States (2)	$1,057	$1,494	(29)%	—%	(29)%
Non-U.S.	469	426	10	6	4

	$1,526	$1,920	(21)	1	(22)
Medical Supplies
United States	$1,130	$1,156	(2)%	—%	(2)%
Non-U.S.	161	163	(1)	5	(6)

	$1,291	$1,319	(2)	1	(3)
Covidien plc
United States (2)	$4,222	$4,508	(6)%	—%	(6)%
Non-U.S.	3,537	3,165	12	7	5

	$7,759	$7,673	1	3	(2)

(1)

Operational growth is a non-GAAP financial measure, which measures the change in sales between periods using a constant currency exchange rate. See description of non-GAAP financial measures contained in this release.

(2)	Nine months ended June 26, 2009 includes sales of oxycodone hydrochloride extended-release tablets.

Covidien plc

Select Product Line Sales

Nine Months Ended June 25, 2010 and June 26, 2009

(dollars in millions)

	Nine Months Ended
	June 25, 2010	June 26, 2009	Percent change	Currency impact	Operational growth (1)
Medical Devices
Endomechanical Instruments	$1,604	$1,461	10%	5%	5%
Soft Tissue Repair Products	641	600	7	4	3
Energy Devices	733	635	15	3	12
Oximetry & Monitoring Products	563	470	20	3	17
Airway & Ventilation Products	585	551	6	4	2
Vascular Products	521	407	28	3	25
Pharmaceuticals
Oxycodone Hydrochloride Extended-Release Tablets	$—	$354	(100)%	—%	(100)%
Other Specialty Pharmaceuticals	373	426	(12)	—	(12)
Active Pharmaceutical Ingredients	302	315	(4)	1	(5)
Contrast Products	437	432	1	4	(3)
Radiopharmaceuticals	414	393	5	1	4

(1)

Operational growth is a non-GAAP financial measure, which measures the change in sales between periods using a constant currency exchange rate. See description of non-GAAP financial measures contained in this release.

Covidien plc

Non-GAAP Sales Analysis

(dollars in millions)

	Nine Months Ended June 25, 2010
	Net Sales for the Nine Months Ended June 25, 2010		Oxy ER Impact		Currency Impact		Operational Growth Excluding the Impact of Oxy ER		Net Sales for the Nine Months Ended June 26, 2009
Medical Devices	$4,942	11%	$—	—%	$185	4%	$323	7%	$4,434
Pharmaceuticals	1,526	(21)	(354)	(18)	26	1	(66)	(4)	1,920
Medical Supplies	1,291	(2)	—	—	7	1	(35)	(3)	1,319

Total Net Sales	$7,759	1	$(354)	(5)	$218	3	$222	3	$7,673